Exhibit 99.2

Dollar General Corporation Declares Quarterly Dividend

GOODLETTSVILLE, Tenn.--(BUSINESS WIRE)--August 27, 2015--Dollar General Corporation (NYSE: DG) announced today that the Company’s Board of Directors has declared a quarterly cash dividend of $0.22 per share on the Company’s common stock. The dividend will be payable on September 30, 2015 to shareholders of record at the close of business on September 16, 2015.

About Dollar General Corporation

Dollar General Corporation has been delivering value to shoppers for over 75 years. Dollar General helps shoppers Save time. Save money. Every day!® by offering products that are frequently used and replenished, such as food, snacks, health and beauty aids, cleaning supplies, basic apparel, house wares and seasonal items at low everyday prices in convenient neighborhood locations. Dollar General operates 12,198 stores in 43 states as of July 31, 2015. In addition to high quality private brands, Dollar General sells products from America’s most-trusted manufacturers such as Clorox, Energizer, Procter & Gamble, Hanes, Coca-Cola, Mars, Unilever, Nestle, Kimberly-Clark, Kellogg’s, General Mills, and PepsiCo. For more information on Dollar General, please visit www.dollargeneral.com.

CONTACTS
Dollar General Corporation
Investor Contacts:
Mary Winn Pilkington, 615-855-5536
Matt Hancock, 615-855-4811
or
Media Contacts:
Dan MacDonald, 615-855-5209